Exhibit 99.2
FRONTSTEP, INC.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 18, 2003
The undersigned holder(s) of common shares of Frontstep, Inc. (“Frontstep”) hereby constitute(s) and appoint(s) Stephen A. Sasser and Daniel P. Buettin, and each of them, with full power of substitution and revocation, as proxies or proxy to appear and to vote the common shares of Frontstep, Inc. which the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held at 2800 Corporate Exchange Drive, Columbus, Ohio on February 18, 2003, and any adjournment(s) or postponement(s) thereof, for the following purposes:
1.
To approve and adopt the Agreement and Plan of Merger, dated November 24, 2002, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of December 17, 2002, by and among MAPICS, Inc., FP Acquisition Sub, Inc. and Frontstep, Inc., and to approve the transactions contemplated by the Agreement and Plan of Merger. These transactions include the merger of FP Acquisition Sub, Inc., a wholly owned subsidiary of MAPICS, Inc., with and into Frontstep, Inc., after which MAPICS, Inc. will be the sole shareholder of Frontstep, Inc. A copy of the Agreement and Plan of Merger is included as Annex A to the Joint Proxy Statement-Prospectus which accompanied this proxy card.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN
2.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment(s) or postponement(s) thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the special meeting to another time or place for the purpose of soliciting additional proxies.

Where a choice is indicated, the shares represented by this proxy when properly executed and returned will be voted as specified by the shareholder(s). If no choice is made, this proxy will be voted for the approval and adoption of the Agreement and Plan of Merger described above and approval of the transactions contemplated thereby. If any other matters are properly brought before the special meeting, the shares represented by this proxy will be voted in the discretion of the proxies on such matters as the board of directors may recommend.
Do you plan to attend the special meeting?     ☐  YES        ☐  NO

(THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

fold and detach here
The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Frontstep, Inc. Shareholders and Joint Proxy Statement-Prospectus dated January 16, 2003 and hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the common shares of Frontstep, Inc. which the undersigned is entitled to vote at the special meeting.

This proxy is solicited on behalf of the Board of Directors of Frontstep, Inc.
Dated: ___________________________, 2003

Please sign exactly as your name appears herein. If shares are registered in two names, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. If signer is a corporation, please sign the full corporate name by authorized officer.

Signature of Shareholder

Signature of Shareholder